SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 14, 2008 (August 14, 2008)
Calgon Carbon Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717
Pittsburgh, Pennsylvania	15230-0717

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 787-6700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 1.01.	Entry into a Material Definitive Agreement
     On August 14, 2008, Calgon Carbon Corporation (the “Company”) entered into a third amendment to its credit agreement, dated as of August 14, 2008 (the “Third Amendment”), among the Company, the other loan parties thereto, the lenders party thereto, J.P. Morgan Europe Limited, as the European Administrative Agent, JPMorgan Chase Bank, N.A., as the US Administrative Agent, and J.P. Morgan Securities, Inc., as Sole Bookrunner and Sole Lead Arranger. The Third Amendment amends the Company’s Credit Agreement, dated as of August 18, 2006 (the Credit Agreement”), with the lenders and Administrative Agents party thereto, to, among other things, (i) provide for an increase in the total revolving commitment to $60,000,000, (ii) permit the establishment of a term loan in an aggregate principal amount not to exceed $25,000,000 under certain circumstances and (iii) to permit the conversion, redemption, repurchase or other acquisition by the Company of all of its currently outstanding 5.00% Convertible Senior Notes due 2036.
     The foregoing is a summary of the Third Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of (i) the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 18, 2006 and is incorporated herein by reference, and (ii) the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit 10.1	Third Amendment to Credit Agreement, dated as of August 14, 2008, among Calgon Carbon Corporation, the other loan parties thereto, the lenders party thereto, J.P. Morgan Europe Limited, as the European Administrative Agent, JPMorgan Chase Bank, N.A., as the US Administrative Agent, and J.P. Morgan Securities, Inc., as Sole Bookrunner and Sole Lead Arranger (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2008	CALGON CARBON CORPORATION
	By:	/s/ Leroy M. Ball
Leroy M. Ball
Senior Vice President and Chief Financial Officer